UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

NNN 2002 VALUE FUND, LLC

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-51098 (Commission File Number)	75-3060438 (IRS Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99

Item 1.01 Entry into a Material Definitive Agreement

     On February 24, 2005, NNN BOAWest, LLC, a wholly owned subsidiary of the Company, entered into the First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions (the “First Amendment”) on behalf of NNN 2002 Value Fund, LLC (the “Company”) to, among other things, modify and reduce the purchase price of the Bank of America West Building in Las Vegas, Nevada (the “Property”) from $25,099,984 to $24,000,000. The Company previously filed a Form 8-K on January 24, 2005 to report its sale of the Property pursuant to the Agreement for Purchase and Sale of Real Property and Escrow Instructions, a copy of which is included as Exhibit 99 to such Form 8-K. The sale is subject to customary closing conditions. The full text of the First Amendment is attached as Exhibit 99 to this report and is incorporated by reference into this Item 1.01, and the description of the First Amendment is qualified in its entirety by the contents thereof.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
99	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated February 24, 2005 by and between NNN BOA West, LLC and First States Group, L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2002 VALUE FUND, LLC

Date: February 28, 2005	By: Triple Net Properties, LLC, its Manager

By: /S/ ANTHONY W. THOMPSON

Name: Anthony W. Thompson
Title: Chief Executive Officer